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                                                                    Exhibit 23.1
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement
Form S-8 (No. 333-           ) for the registration of 550,000 shares of
Fairfield Communities, Inc.'s common stock pursuant to the Fairfield Communities, Inc. 1997 Stock Option Plan of our reports dated January 29, 1997, except for Note 11, as to which date is February 28, 1997, with respect to the consolidated financial statements of Fairfield Communities, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP

Little Rock, Arkansas
May 19, 1997